Exhibit 23.b

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated June 14, 2019 with respect to the financial statements and supplemental schedules of:

•	Masco Corporation 401(k) Plan and

•	Masco Corporation Hourly 401(k) Plan

included in the Annual Reports on Form 11-K for the year ended December 31, 2018 for those Plans, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ GRANT THORNTON LLP

Chicago, Illinois
February 11, 2020